UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                                February 8, 2006
                        (Date of earliest event reported)



                         PETROSEARCH ENERGY CORPORATION
                         ------------------------------
        (Exact name of small Business Issuer as specified in its charter)


                   NEVADA                               20-2033200
                   ------
      (State or other jurisdiction of        (IRS Employer Identification No.)
      incorporation or organization)

                                                           1311
                                                           ----
                                               (Primary Standard Industrial
                                                   Classification Code)

       675 BERING DRIVE, SUITE 200
              HOUSTON, TEXAS                              77057
              --------------                              -----
(Address of principle executive offices)                (Zip Code)



                                 (713) 961-9337
                                 --------------
                 Issuer's telephone number, including area code

ITEM  1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On February 8, 2006, Petrosearch Energy Corporation completed a private placement of equity securities solely to accredited investors for total proceeds of $2,700,000 (the "Offering"). Pursuant to the Offering, we issued 1,928,572 shares of our common stock at a price of $1.40 per share and 964,286 three year warrants to purchase shares of our common stock with an exercise price of $2.00 per share to the accredited investors. On February 3, 2006, we engaged a placement agent to handle the Offering. At the time of closing, we paid a placement fee of 5% of the gross proceeds of the Offering. Additionally, at the time of closing, the placement agent received warrants to purchase shares of our common stock equal to 5% of the number of shares of common stock issued to the accredited investors at the time of closing of the Offering. The warrants issued to the placement agent are exercisable for three years and have an exercise price of $2.00 per share. The shares of common stock and the shares of common stock underlying the warrants have piggyback registration rights.

     We intend to use the proceeds of the Offering for working capital.


ITEM  9.01     FINANCIAL STATEMENTS AND EXHIBITS

       (c)     Exhibits

Number         Description
------         -----------

10.1           Subscription Agreement (Form Of)

10.2           Warrant Agreement (Form Of)



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            PETROSEARCH ENERGY CORPORATION
Date: February 9, 2006
                                            By: /s/ Richard D. Dole

                                            -----------------------------------
                                            Richard D. Dole
                                            Chief Executive Officer and
                                            President